International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050

Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com

VALEANT PHARMACEUTICALS COMPLETES ACQUISITION OF DERMIK

Mississauga, Ontario, Canada — December 19, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) announced that effective December 16, 2011, the company completed its previously announced acquisition of Dermik, a dermatology unit of Sanofi (EURONEXT: SAN and NYSE: SNY).

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics.  More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

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